Fourth Quarter 2025 Earnings Conference Call February 27, 2026 Exhibit 99.2NYSE: DK NYSE: DKL

Delek US 2 Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral or written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; cost reductions and projected cash flow and other benefits of our Enterprise Optimization Plan; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; projected capital expenditures; projections of Delek US's valuation and assumptions presented therewith; the performance of our joint venture investments, and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; projections of third party EBITDA for Delek Logistics; liquidity and EBITDA impacts from strategic and intercompany transactions; long-term value creation from capital allocation; targeted internal rates of return on capital expenditures; execution of strategic initiatives and the benefits therefrom and access to crude oil and the benefits therefrom. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, including uncertainties regarding actions of OPEC and non-OPEC oil producing countries impacting crude oil production and; risks and uncertainties related to the integration by Delek Logistics of the Delaware and Permian Gathering business following its acquisition; risks and uncertainties related to the integration by Delek Logistics of the H2O Midstream and Gravity businesses following the acquisitions; Delek US’ ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, gathering, pricing, production and transportation capacity; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions, including risks and uncertainties with respect to the possible benefit of the retail, H20 Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Red River joint venture to expand the Red River pipeline; the possibility of litigation challenging renewable fuel standard waivers; the ability to grow the Midland Gathering System; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US or Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

Delek US 3 Fourth Quarter Business Update Refining Operations • 1Q’26 Big Spring Refinery turnaround to expected further improve reliability and flexibility leading to cost and margin improvements Enterprise Optimization Plan (EOP) • Raising the run-rate cash flow improvement guidance to at least $200 million from at least $180 million • Achieved 4Q'25 EOP improvement of ~$50 million • Announced restructuring of our Inventory Intermediation Agreement which is expected to further improve DK’s cash flow profile by at least $40 million Midstream Operations • DKL achieved a record with its highest recorded Adjusted EBITDA • DKL gives 2026 EBITDA guidance of $520 - 560 million • Sour gas treating, gathering & acid gas injection ramp to further strengthen DKL’s position in the Permian Basin • Economic separation with DK largely complete with greater than 80% run-rate DKL cash flows in 2026 coming from third-parties • DKL expected to generate net incremental EBITDA of ~$70 million through growth initiatives on $180 - 190 million of investment over the next 18-24 months Peer Leading Capital Returns • Delek has peer leading capital distributions among our peers (dividends + buybacks) yield over the last 12 months(1) • Increased DKL Distribution: $1.125 per unit ($4.50 per unit annualized), 52nd consecutive quarterly increase (1) 12/31/24 to 12/31/25 Fourth Quarter Results • Delek US reported 4Q'25 net income of $78.3 million or $1.26 per share & EBITDA of $292.7 million • Excluding SREs 4Q'25 Adjusted EPS of $0.44 and Adjusted EBITDA of $225.5 million

Delek US 4 Fourth Quarter Financial Highlights $1.26 EPS $0.44 Adjusted EPS (ex. SRE) $78M Net Income $226M Adjusted EBITDA (ex. SRE)4th Quarter 2025 4Q $ Millions (unless stated otherwise) ~$35M Dividends & Buybacks $119M CFO (ex WC and SREs)

Delek US 5 Underlying Business Performance Adjusted EBITDA including 50% 2025 RVO (3 months/yr) $299.5 Impact of (50% RVO Exemption 4th Quarter 2025)* $74.0 Delek US Holdings 4Q 2025 $1.37 $0.93 Adjusted EBITDA and EPS $374.8 $2.31 Adjusted EBITDA and EPS (excluding SREs) $225.5 $0.44 EBITDA EPS $ per share $ in m illions Reduction in cost of materials related to SREs $75.3 $0.94 * In 2025 on a 100% basis RVO compliance cost was $468.4mm

Delek US 6 • Delivering peer leading cash returns through consistent dividends and share repurchases over the last 3 years • Delek delivered top-tier total shareholder returns over the past twelve months, outperforming the peer group average by 4% Cumulative Quarterly Dividends + Buybacks(3) Last Twelve Months Return to Shareholders(1) (1) Based on quarterly filings dividends and buybacks 12/31/24 to 12/31/25 (2) Includes mid-cap and large-cap US refining companies (3) $'in millions Refining peer group average return(2) Peer Leading Capital Returns

Delek US 7 Enterprise Optimization Plan Stronger Margins $135M Efficient Costs $65M Other Margin Improvements Logistics, Supply and Offtake G&A Cost Financial Expenses $75M $60M $30M $35M • EOP has been a strong success, driving tangible improvements in free cash flow • We expect at least $200M in annual free cash flow improvements vs. our previous expectation of at least $180 million • Majority of the EOP improvement is manifesting in margin enhancement across our refining, logistics and wholesale value chain 25% 50% 75% 100%

Delek US 8 EOP in Action: Planning Execution Results (1) Based on net crack spread Note: $ in millions ex SREs • EOP delivering results across all business units • EOP and other business improvements set to significantly increase DK's FCF generation 4Q24 to 4Q25 Adjusted EBITDA Bridge (1)

Delek US 9 EOP: Tracking Progress at El Dorado Progressing EOP initiatives at EDR to ensure FCF through cycle $50M margin improvement plan stems from: • Enhanced logistics • Reduced costs • Higher quality product slate • Higher yields • Improved margin capture by ~$2.0 per barrel El Dorado EOP Highlights YoY (1) $ per barrel 2024 Net Crack: $12.22/Bbl 2025 Net Crack: $13.23 /Bbl

Delek US 10 EOP: Supply & Marketing Improvements (1) Adjusted for $43 million one-time impact in 3Q25 Note: $ in millions (1) • Supply & Marketing improvements are tied to a multi-phase strategy of improvements • Producing right products for the right markets reliably • Access to advantaged logistics • Contract renegotiations & optimizing markets in which we supply our products DKTS Reported Margins DKTS YoY Improvements (2025 vs. 2024)

Delek US 11 EOP: Corporate Optimization Initiatives • EOP’s cost initiatives have continued from where ZBB left off • Incremental savings achieved through a culture of continuous cost optimization • This trend is expected to continue in 2026 Note: $ in millions

Delek US 12 IIA Revamp to Further Increase DK FCF • Inventory Intermediation Agreement (IIA) Revamp: • DK has recently amended its Inventory Intermediation agreements • The reduction in inventory financing to improve working capital efficiency and is expected to generate at least $40M of incremental free cash flow • Some of this value already reflected in 1Q’26 guidance with interest expense guidance moving from low/mid $90M a quarter to $80M at the midpoint (1) DK Standalone (ex-DKL) EBITDA is based upon refining throughput of 110 mmbbls and DK’s benchmark net margin of $15/Bbl signifying a mid-cycle environment. This is not actual representation of 2025 DK standalone (ex-DKL) EBITDA or a projection for 2026

Delek US 13 2026 Delek Logistics Partners Guidance

Delek US 14 Delek Logistics History of Growth CAGR: 15.1% CAGR: 3.4% 5 Year EBITDA Growth 5 Year Distribution Growth • DKL has delivered peer-leading EBITDA growth driven by its advantaged position in the Permian Basin and disciplined execution • DKL has increased distributions for 52 consecutive quarters and ranks among the highest-yielding U.S. midstream companies *Mid-point of DKL’s 2026 Adjusted EBITDA guidance range of $520–$560 million ($540 million), guidance includes the impact of winter storm Fern Note: Slide based on DKL standalone financials

Delek US 15 Delek Logistics Value Proposition • Developing unique portfolio in the Delaware basin through rising processing capacity, advancing sour gas gathering/processing, and acid gas injection capabilities • Rising acreage dedication provides long runway for growth • Combined crude and water offering is yielding synergy & consolidation options • DKL is ready to fill the vacuum created by recent midstream acquisitions for investible publicly traded midsize MLPs • DKL’s Leverage to Permian G&P growth with the highest yield in the AMZI makes it a standout candidate Strong Gas Growth Growing Midland Unique Positioning • DKL is a premier provider of three stream midstream service in the Permian Basin with one of the best combinations of yield & growth

Delek US 16 Deliberate Midstream Value Creation Objectives Objectives: • Realize full value of rising third party DKL EBITDA • Complete economic separation between DK and DKL • Separate in a methodical manner which maximizes the value of DK and DKL Strategic Combination or Investments • Investment from financial players reducing DK’s ownership without compromising DKL • Strategic combination to boost DKL’s scale and market presence DKL Unit buybacks from DK • Tax-efficient path for DK to reduce ownership • Enhances DKL’s free cash flow and lowers distribution obligation Value Creation via Bolt-On Acquisitions • Execute accretive deals to grow DKL’s cash flow • Improve leverage, coverage ratio and reduce DK’s ownership • Well timed and executed Monetize Through Asset Sales • Capitalize on premium M&A multiples in private markets • Recycle capital while maintain strategic flexibility

Delek US 17 Progressing Midstream Value Creation • DK has been progressing on a deconsolidation path, reducing its ownership while still getting higher distributions • DKL distributions cover DK’s dividend over two times and/or support its sustaining capital requirements, allowing DK’s competitive return of capital to its shareholders Note: $ in millions unless stated otherwise DK Ownership % of DKL DKL Distributions to DK

Delek US 18 Delek US Holdings Illustrative Valuation DK Valuation $ in millions unless stated otherwise Adjusted DK Standalone Mid-Cycle(1) EBITDA @ $200M EOP $545.0 Enterprise Value @ 4.5x Refining Multiple $2,452.5 Less: Net Debt excluding DKL $273.8 Implied Equity Value $2,178.7 DK Shares o/s 60 Implied DK Share price ($/share) $36.3 DKL Value to DK DKL unit price(2) $52.6 # of DKL units owned by DK 33.9 DK Value ($/share) $29.8 DK Valuation ($/share) $66.0 Value of SREs $ in millions % of SREs granted 50% 75% 100% Illustrative EBITDA uplift to DK(3) $234.2 $351.3 $468.4 Value uplift to DK @ 4.5x multiple $1,053.9 $1,580.9 $2,107.8 Implied SRE Uplift ($/share) $17.6 $26.4 $35.1 Implied DK Valuation including SREs ($/share) $83.6 – 101.2 (1) Mid-cycle net crack is based upon $15.0/bbl (2) DKL Unit Price as of 2/9/2026 (3) Based on 2025 RVO Obligation and SRE petitions

Delek US 19 3Q25 to 4Q25 Adjusted EBITDA Bridge ex SREs Note: $'s in millions ex SREs (1) Based upon 3Q 2025 presentation (1)

Delek US 20 Consolidated Cash Flow 4Q 2025 vs 3Q 2025 (1) Includes cash and cash equivalents (2) Includes impact from the inventory intermediation agreement Note: Includes discontinued operations $630.9 $502.8 $(116.9) $(391.0) $625.8 9/30/2025 Cash Balance Operating Activities Investing Activities Financing Activities 12/31/2025 Cash Balance (2) (1) (1) $ in millions

Delek US 21 Fourth Quarter Capital Program Note: Excludes Corporate & Other

Delek US 22 Net Debt 2025 vs 2024 $'s in Millions 12/31/2025 9/30/2025 12/31/2024 Consolidated long-term debt - current portion $ 9.5 $ 9.5 $ 9.5 DK long-term debt - non-current portion 879.2 879.5 880.3 DKL long-term debt - non-current portion 2,344.4 2,288.3 1,875.4 Consolidated total long-term debt $ 3,233.1 $ 3,177.3 $ 2,765.2 Less: Cash and cash equivalents 625.8 630.9 735.6 Consolidated net debt $ 2,607.3 $ 2,546.4 $ 2,029.6 Less: Delek Logistics net debt 2,333.5 2,281.4 1,870.0 Delek US, excluding DKL net debt $ 273.8 $ 265.0 $ 159.6

Delek US 23 Guidance First Quarter 2026 $'s in Millions Low High Operating Expenses $210 $220 General and Administrative Expenses $47 $52 Depreciation and Amortization $100 $110 Net Interest Expense $75 $85 Barrels per day (bpd) Low High Total Crude Throughput 212,000 247,000 Total Throughput 240,000 259,000 Total Throughput by Refinery: Tyler, TX 70,000 74,000 El Dorado, AR 66,000 71,000 Big Spring, TX(1) 22,000 28,000 Krotz Spring, LA 82,000 86,000 (1) Throughput guidance impacted due to planned turnaround activities in the 1st quarter of 2026

Delek US 24 Supplemental Slides

Delek US 25 Financial Summary 4th Quarter 2025 Financial Highlights $ in millions (except per share) As Reported Adjusted Net Income $78.3 $143.0 Net Income Per Share $1.26 $2.31 EBITDA $272.7 $374.8

Delek US 26 Total Refining Throughput 4Q 2025 vs 3Q 2025 4Q 25 Production Margin per bbl Tyler El Dorado Big Spring Krotz Springs $12.45 $8.37 $11.54 $9.59 314.2 4.1 (12.3) (7.3) (3.9) 294.8 Q3 25 Tyler El Dorado Big Spring Krotz Springs 4Q 25 MBPD Note: Throughputs are rounded

Delek US 27 Total Refining Throughput 4Q 2025 vs 4Q 2024 4Q 25 Production Margin per bbl Tyler El Dorado Big Spring Krotz Springs $12.45 $8.37 $11.54 $9.59 266.5 13.9 (6.7) (10.1) 31.2 294.8 4Q 24 Tyler El Dorado Big Spring Krotz Springs 4Q 25 MBPD Note: Throughputs are rounded

Delek US 28 $(15.2) $382.8 $27.6 $(19.7) $(0.7) $374.8 4Q 24 Refining Logistics Corporate, Other & Eliminations Discontinued Operations (Retail) 4Q 25 Adjusted EBITDA 4Q 2025 vs 4Q 2024 4Q 25 Adjusted EBITDA Results Refining Logistics Corporate, Other & Eliminations Discontinued Operations (Retail) $314.1 $141.9 $(80.0) $(1.2) $ in millions

Delek US 29 Adjusted EBITDA YTD 4Q 2025 vs 4Q 2024 YTD 4Q 25 Adjusted EBITDA Results Refining Logistics Corporate, Other & Eliminations Discontinued Operations (Retail) $1,099.3 $535.0 $(278.3) $(3.0) $341.8 $1,004.8 $105.5 $(68.7) $(30.4) $1,353.0 4Q 24 Refining Logistics Corporate, Other & Eliminations Discontinued Operations (Retail) 4Q 25 $ in millions

Delek US 30 $735.6 $538.7 $(2.9) $(697.9) $52.3 $625.8 12/31/2024 Cash Balance* Operating Activities Excluding Working Capital Working Capital Impact Included in Operating Activities Investing Activities Financing Activities 12/31/2025 Cash Balance* YTD Consolidated Cash Flow *includes cash and cash equivalents Note: Includes discontinued operations (1) Includes impact from the inventory intermediation agreement. (1) $ in millions

Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted Net Income (Loss)

Adjusting items [1]	Three Months Ended December 31,		Year Ended December 31,	
$ in millions (unaudited)	2025	2024	2025	2024
Reported net loss attributable to Delek US	$ 78.3	$ (413.8)	$ (22.8)	$ (560.4)
Inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)
Tax effect	6.9	—	(1.9)	2.4
Inventory and other LCM valuation (benefit) loss, net	(23.9)	(0.2)	6.5	(8.3)
Other inventory impact	41.0	43.9	176.6	82.9
Tax effect	(9.2)	(9.9)	(39.7)	(18.7)
Other inventory impact, net [2]	31.8	34.0	136.9	64.2
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Tax effect	—	—	—	2.4
Business interruption insurance and settlement recoveries, net	—	—	—	(8.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Tax effect	—	(0.1)	0.2	(0.3)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	0.1	—	(0.8)	0.9
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation	(21.2)	1.8	4.5	5.5
Tax effect	4.8	(0.4)	(1.0)	(1.2)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation, net [3]	(16.4)	1.4	3.5	4.3
Transaction related expenses	0.8	3.8	9.1	24.8
Tax effect	(0.1)	(0.9)	(2.0)	(5.6)
Transaction related expenses, net	0.7	2.9	7.1	19.2
Restructuring costs	18.8	3.3	86.8	62.8
Tax effect	(4.2)	(0.7)	(19.5)	(14.1)
Restructuring costs, net [2]	14.6	2.6	67.3	48.7
Renewable volume obligation short related to small refinery exemptions[5]	74.0	—	234.2	—
Tax effect	(16.7)	—	(52.7)	—
Renewable volume obligation short related to small refinery exemptions, net	57.3	—	181.5	—
Goodwill impairment	—	212.2	—	212.2
Tax effect	—	—	—	—
Goodwill impairment, net	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)
Tax effect	—	—	—	12.0
Property settlement, net	—	—	—	(41.4)
Gain on sale of Retail Stores	—	0.9	—	(97.5)
Tax effect	—	(0.5)	—	27.4
Gain on sale of Retail Stores, net	—	0.4	—	(70.1)
Impairment of investments held at cost and other assets	1.4	—	26.3	—
Tax effect	(0.3)	—	(5.9)	—
Impairment of investments held at cost, net [2]	1.1	—	20.4	—
DPG inventory adjustment	(0.8)	—	0.1	—
Tax effect	0.2	—	—	—
DPG inventory adjustment, net [4]	(0.6)	—	0.1	—
Total adjusting items [1]	64.7	253.3	422.5	221.5
Adjusted net loss	$ 143.0	$ (160.5)	$ 399.7	$ (338.9)

[1] The adjustments have been tax effected using the estimated marginal tax rate, as applicable.

[2] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.

[3] Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

[4] Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

Delek US 31

Reconciliation of Net (Loss) Income attributable to Delek US to Adjusted EBITDA

$ in millions (unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024	Three Months Ended September 30, 2025
Reported net income (loss) attributable to Delek US	**$ 78.3**	**$ (413.8)**	**$ (22.8)**	**$ (560.4)**	**$ 178.0**
Add:					
Interest expense, net	82.2	68.9	345.3	313.1	93.1
Income tax benefit	4.0	(52.1)	(7.4)	(79.2)	39.8
Depreciation and amortization	101.1	96.3	397.8	383.5	101.3
Proportional interest, taxes, depreciation and amortization from equity-method investments	7.1	8.0	29.0	28.1	7.1
EBITDA attributable to Delek US	**272.7**	**(292.7)**	**741.9**	**85.1**	**419.3**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)	39.1
Other inventory impact [1]	41.0	43.9	176.6	82.9	67.5
Business interruption insurance and settlement recoveries	—	—	—	(10.6)	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2	(5.8)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation [2]	(21.2)	1.8	4.5	5.5	18.3
Transaction related expenses	0.8	3.8	9.1	24.8	0.9
Restructuring costs [1]	18.8	3.3	86.8	62.8	34.1
Property settlement	—	—	—	(53.4)	—
Renewable volume obligation short related to small refinery exemptions[4]	74.0	—	234.2	—	160.2
Goodwill impairment	—	212.2	—	212.2	—
Gain on sale of Retail Stores	—	0.9	—	(97.5)	—
Impairment of investments held at cost and other assets [1]	1.4	—	26.3	—	16.3
DPG inventory adjustment [3]	(0.8)	—	0.1	—	—
Net income attributable to non-controlling interest	18.8	11.7	66.1	39.5	16.8
Total Adjusting items	102.1	277.5	611.1	256.7	347.4
Adjusted EBITDA	**$ 374.8**	**$ (15.2)**	**$ 1,353.0**	**$ 341.8**	**$ 766.7**

[1] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.
[2] Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
[3] Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
[4] Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Delek US

Delek US 32

Reconciliation of U.S. GAAP Net Income (Loss) per share to Adjusted Net Income (Loss) Per Share

	Three Months Ended December 31,		Year Ended December 31,	
$ per share (unaudited)	2025	2024	2025	2024
Reported diluted income (loss) per share	**$ 1.26**	**$ (6.55)**	**$ (0.38)**	**$ (8.77)**
Adjusting items, after tax (per share) [1] [2]				
Net inventory and other LCM valuation (benefit) loss	(0.39)	—	0.11	(0.13)
Other inventory impact [3]	0.51	0.53	2.26	1.00
Business interruption insurance and settlement recoveries	—	—	—	(0.13)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	—	(0.01)	0.01
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation [4]	(0.26)	0.02	0.06	0.07
Gain on sale of Retail Stores	—	0.01	—	(1.10)
Transaction related expenses	0.01	0.05	0.12	0.30
Restructuring costs [3]	0.24	0.04	1.11	0.77
Renewable volume obligation short related to small refinery exemptions [6]	0.93	—	2.99	—
Goodwill impairment	—	3.36	—	3.32
Property settlement	—	—	—	(0.65)
Impairment of investments held at cost and other assets [3]	0.02	—	0.34	—
DPG inventory adjustment, net [5]	(0.01)	—	—	—
Total adjusting items [1]	1.05	4.01	6.98	3.46
Adjusted net income (loss) per share	**$ 2.31**	**$ (2.54)**	**$ 6.60**	**$ (5.31)**

[1] The adjustments have been tax effected using the estimated marginal tax rate, as applicable.

[2] For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.

[3] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.

[4] Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

[5] Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

[6] Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Delek US 33

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations

	Three Months Ended December 31, 2025				
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$ **258.3**	$ **98.2**	$ **356.5**	$ **(63.8)**	$ **292.7**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	(30.8)	—	(30.8)	—	(30.8)
Other inventory impact [1]	41.0	—	41.0	—	41.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation [2]	—	—	—	(21.2)	(21.2)
Transaction related expenses	—	0.4	0.4	0.4	0.8
Restructuring costs [1]	0.4	—	0.4	18.4	18.8
Intercompany lease impacts [1]	(28.9)	44.1	15.2	(15.2)	—
Renewable volume obligation short related to small refinery exemptions [4]	74.0	—	74.0	—	74.0
Impairment of investments held at cost and other assets[1]	—	—	—	1.4	1.4
DPG inventory adjustment [3]	—	(0.8)	(0.8)	—	(0.8)
Total Adjusting items	55.8	43.7	99.5	(16.2)	83.3
Adjusted Segment EBITDA from continuing operations	$ **314.1**	$ **141.9**	$ **456.0**	$ **(80.0)**	$ **376.0**

	Three Months Ended December 31, 2024				
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$ **(292.3)**	$ **80.9**	$ **(211.4)**	$ **(67.7)**	$ **(279.1)**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	(0.2)	—	(0.2)	—	(0.2)
Other inventory impact [1]	43.9	—	43.9	—	43.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Unrealized RINs hedging gain (loss) where the hedged item is not yet recognized in the financial statements	1.8	—	1.8	—	1.8
Transaction related expenses	—	2.7	2.7	0.6	3.3
Restructuring costs	—	—	—	3.3	3.3
Goodwill impairment	212.2	—	212.2	—	212.2
Lease classification	(34.2)	30.7	(3.5)	3.5	—
Total Adjusting items	223.6	33.4	257.0	7.4	264.4
Adjusted Segment EBITDA from continuing operations	$ **(68.7)**	$ **114.3**	$ **45.6**	$ **(60.3)**	$ **(14.7)**

(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.

(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

(4) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Delek US 34

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations

	Year Ended December 31, 2025				
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	**$ 803.4**	**$ 395.6**	**$ 1,199.0**	**$ (388.0)**	**$ 811.0**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	8.4	—	8.4	—	8.4
Other inventory impact [1]	176.6	—	176.6	—	176.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.0)	—	(1.0)	—	(1.0)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation [2]	(5.5)	—	(5.5)	10.0	4.5
Restructuring costs [1]	1.4	—	1.4	85.4	86.8
Transaction related expenses	—	6.8	6.8	2.3	9.1
Renewable volume obligation short related to small refinery exemptions [4]	234.2	—	234.2	—	234.2
Intercompany lease impacts [1]	(118.2)	129.7	11.5	(11.5)	—
Impairment of investments held at cost[1]	—	2.8	2.8	23.5	26.3
DPG inventory adjustment [3]	—	0.1	0.1	—	0.1
Total Adjusting items	295.9	139.4	435.3	109.7	545.0
Adjusted Segment EBITDA from continuing operations	**$ 1,099.3**	**$ 535.0**	**$ 1,634.3**	**$ (278.3)**	**$ 1,356.0**

	Year Ended December 31, 2024				
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	**$ (156.3)**	**$ 358.5**	**$ 202.2**	**$ (192.6)**	**$ 9.6**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	(10.7)	—	(10.7)	—	(10.7)
Other inventory impact [1]	82.9	—	82.9	—	82.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.2	—	1.2	—	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	5.5	—	5.5	—	5.5
Restructuring costs	36.6	—	36.6	26.2	62.8
Transaction related expenses	—	11.4	11.4	3.5	14.9
Business interruption insurance recoveries	(10.6)	—	(10.6)	—	(10.6)
Goodwill impairment	212.2	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)	(53.4)
Intercompany lease impacts [1]	(66.3)	59.6	(6.7)	6.7	—
Total Adjusting items	250.8	71.0	321.8	(17.0)	304.8
Adjusted Segment EBITDA from continuing operations	**$ 94.5**	**$ 429.5**	**$ 524.0**	**$ (209.6)**	**$ 314.4**

[1] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.

[2] Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

[3] Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

[4] Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Delek US

Delek US 35

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations

	Three Months Ended September 30, 2025				
$ in millions (unaudited)	**Refining**	**Logistics**	**Segment Total**	**Corporate, Other and Eliminations**	**Consolidated**
Segment EBITDA Attributable to Delek US	**$ 464.1**	**$ 102.0**	**$ 566.1**	**$ (136.7)**	**$ 429.4**
Adjusting items					
Net inventory and other LCM valuation (benefit) loss	39.1	—	39.1	—	39.1
Other inventory impact [1]	67.5	—	67.5	—	67.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	—	(5.8)	—	(5.8)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation.	—	—	—	18.3	18.3
Restructuring costs [1]	0.7	—	0.7	33.4	34.1
Transaction related expenses [1]	—	0.6	0.6	0.3	0.9
Renewable volume obligation short related to small refinery exemptions	160.2	—	160.2	—	160.2
Impairment of investments held at cost and other assets	—	2.8	2.8	13.5	16.3
Intercompany lease impacts [1]	(28.9)	26.1	(2.8)	2.8	—
Total Adjusting items	232.8	29.5	262.3	68.3	330.6
Adjusted Segment EBITDA from continuing operations	**$ 696.9**	**$ 131.5**	**$ 828.4**	**$ (68.4)**	**$ 760.0**

[1] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in 3Q25 the Earnings Release.
Note: reconciliation for the three months ended September 30, 2025 is shown based on historical Q3 2025 presentation.

Delek US 36

Reconciliation of Income (Loss) from Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations

$ in millions (unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Reported loss from continuing operations, net of tax	**$ 98.1**	**$ (401.1)**	**$ 45.7**	**$ (598.1)**
Add:				
Interest expense, net	82.2	68.9	345.3	313.0
Income tax benefit	4.2	(51.2)	(6.8)	(107.9)
Depreciation and amortization	101.1	96.3	397.8	374.5
Proportional interest, taxes, depreciation and amortization from equity-method investments	7.1	8.0	29.0	28.1
EBITDA attributable to Delek US	**292.7**	**(279.1)**	**811.0**	**9.6**
Adjusting items				
Net inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)
Other inventory impact [1]	41.0	43.9	176.6	82.9
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation [2]	(21.2)	1.8	4.5	5.5
Transaction related expenses	0.8	3.3	9.1	14.9
Restructuring costs [1]	18.8	3.3	86.8	62.8
Renewable volume obligation short related to small refinery exemptions[4]	74.0	—	234.2	—
Goodwill impairment	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)
Impairment of investments held at cost and other assets[1]	1.4	—	26.3	—
DPG inventory adjustment [3]	(0.8)	—	0.1	—
Total Adjusting items	83.3	264.4	545.0	304.8
Adjusted EBITDA from continuing operations	**$ 376.0**	**$ (14.7)**	**$ 1,356.0**	**$ 314.4**

[1] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section in the Earnings Release.

[2] Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA's Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.

[3] Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

[4] Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Delek US 37

Delek US 38 Reconciliation of Income (Loss) from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations Three Months Ended December 31, Year Ended December 31, Three Months Ended September 30, $ in millions (unaudited) 2025 2024 2025 2024 2025 Reported (loss) income form discontinued operations, net of tax $ (1.0) $ (1.0) $ (2.4) $ 77.2 $ (0.3) Add: Interest expense, net — — — 0.1 — Income tax (benefit) expense (0.2) (0.9) (0.6) 28.7 (0.1) Depreciation and amortization — — — 9.0 — EBITDA attributable to discontinued operations (1.2) (1.9) (3.0) 115.0 (0.4) Adjusting items Transaction costs — 0.5 — 9.9 — Loss on sale of Retail Stores — 0.9 — (97.5) — Total Adjusting items — 1.4 — (87.6) — Adjusted EBITDA from discontinued operations $ (1.2) $ (0.5) $ (3.0) $ 27.4 $ (0.4)